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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 3, 2002

Specialty Laboratories, Inc.
(Exact name of registrant as specified in charter)

California	001-16217	95-2961036
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2211 Michigan Avenue, Santa Monica, California	90404
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (310) 828-6543

(Former name or former address, if changed since last report.)

ITEM 5    OTHER EVENTS

        On July 3, 2002 Specialty Laboratories, Inc., (the "Registrant") announced that the California Department of Health Services ("CDHS") found the Registrant to be in substantial compliance with California clinical laboratory law. The ruling is based on a recent onsite inspection as well as the review and acceptance of a plan of correction and other documents submitted by the Registrant to CDHS.

        The Registrant continues to actively pursue resolution of substantially similar compliance issues with the Centers for Medicare & Medicaid Services ("CMS").

        During the second quarter of 2002, the Registrant incurred increased costs in laboratory operations, primarily from outsourced tests. In addition, revenue was impacted by a reduction in accession volumes and by not billing Medicare and Medicaid for services performed. As a result, the Registrant expects to report a significant net loss for the quarter. The Registrant also expects to incur one-time charges, estimated at $3.5 to $3.8 million, that are associated with the previously announced restructuring plan.

        A copy of CDHS' letter dated June 28, 2002 is filed herewith as Exhibit 10.1. A copy of the press release issued by the Registrant on July 3, 2002 concerning the foregoing matter is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

ITEM 7    FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits	The following documents are filed as exhibits to this report:
10.1	California Department of Health Services Letter dated June 28, 2002.
99.1	Press Release dated July 3, 2002.

2

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SPECIALTY LABORATORIES, INC.

Date: July 3, 2002	By:	/s/ FRANK J. SPINA Frank J. Spina, Chief Financial Officer

EXHIBIT INDEX

Exhibits	The following documents are filed as exhibits to this report:
10.1	California Department of Health Services Letter dated June 28, 2002.
99.1	Press Release dated July 3, 2002.

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  ITEM 5 OTHER EVENTS
  ITEM 7 FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURE
EXHIBIT INDEX